Exhibit (c)(5)

Discussion Materials
Project NOBLE
October 3, 2011
Confidential

$ in millions, except per share amounts	Ares LBO	Leonard Green LBO
Proposed Notional Transaction Price	**$22.00**	**$21.00**
Mark to Market on Preferred Equity[(1)]	**-**	**($0.41)**
Price Implied for Family	**$22.00**	**$20.59**
% Premium to Undisturbed Price[(2)] *(notional price / price implied for family)*	*32%*	*26% / 23%*
% Discount to Highest Proposed Price (notional price / price implied for family)	*0.0%*	*(5%) / (6%)*
$ Discount to Highest Proposed Price (notional price / price implied for family)	*$0.00*	*($1.00) / ($1.41)*
Gross Value of Family Stake (notional price / price implied for family)	$511	$488 / $478
Upfront Cash Proceeds to Family[(3)]	**$461**	**$288**
Financing Commitment	Committed	Committed
Funding		
Asset-Backed Revolver	$ -	$25
Senior Secured Term Loan	525	475
Senior Unsecured Bridge Loan	250	-
Subordinated Mezzanine Debt	-	170
Total Debt	$775	$670
xEBITDA	*5.2x*	*4.5x*
Preferred Equity	$0	$50
Common Equity	$637	$624
Family Common Equity Roll	$50	$150
Indicated Required Family Roll	*0*	*150*
Maximum Allowable Family Roll	*100*	*150*
Family Preferred Equity Roll	0	50
Total Family Roll	**$50**	**$200**
Employment	Long-term employment agreements for Eric, Jeff and Howard on proposed terms	Continuing
Promote	5% in aggregate for Eric, Karen, Jeff and Howard, struck at 1.0x; 3% for employees struck at 1.0x; 3% for employees struck at 1.5x[(4)]	7.5%
Governance	3 board seats (Eric, Jeff, Howard); Board observation rights for David; Minority protections[(5)]	Consistent with previously discussed terms
Remaining Due Diligence	Conversations with key suppliers, which have not yet been permitted	None

GUGGENHEIM

Project NOBLE
Summary of Best and Final Bid Terms
Source: Revised proposals
communicated by Ares and
Leonard Green on September 20-
October 2.
(1) Stemming from below-
 market interest rate
 proposed by Leonard
 Green. Please see page 19
 for additional details.
(2) Based on unaffected closing
 price of $16.68 on March
 10, 2011, one day prior to
 family joint bid with
 Leonard Green.
(3) Assumes $50 million roll in
 Ares case.
(4) Options vest over 5 years.
 Options will vest 100% if
 terminated without Cause or
 resign for Good Reason, or
 if there is a change of
 control event. Upon
 vesting, holder will have 18
 months following triggering
 event to exercise options.
 Termination for Cause or
 resignation without Good
 Reason will terminate all
 vested and unvested
 options.
(5) Shareholders agreement
 terms include customary tag
 along rights, drag-along
 rights, pre-emptive rights,
 piggyback registration rights,
 approval rights, and rollover
 put.

$ in millions, except per share amounts		Ares LBO			Leonard Green LBO	
Deal Value of Individual Ownership[1]						
Dave & Sherry		$216			$206	
Eric & Karen		99			95	
Howard		98			93	
Jeff		98			93	
				Pro Rata	**Eric and Jeff Roll[2]**	
		Pro Rata Family Rollover[3]		**Family Roll**	**50%**	**60%**
Family Common Equity Contribution	$0	$50	$100	$150	$150	$150
Family Preferred Equity Contribution	0	0	0	50	50	50
Family Total Contribution	**$0**	**$50**	**$100**	**$200**	**$200**	**$200**
Dave & Sherry	$0	$21	$42	$85	$73	$60
% of Total Rollover Contribution	*42%*	*42%*	*42%*	*42%*	*49%*	*40%*
% of Personal Value Rolled	*0%*	*10%*	*20%*	*41%*	*35%*	*29%*
Eric & Karen	$0	$10	$19	$39	$47	$57
% of Total Rollover Contribution	*19%*	*19%*	*19%*	*19%*	*24%*	*28%*
% of Personal Value Rolled	*0%*	*10%*	*20%*	*41%*	*50%*	*60%*
Howard	$0	$10	$19	$38	$33	$27
% of Total Rollover Contribution	*19%*	*19%*	*19%*	*19%*	*16%*	*14%*
% of Personal Value Rolled	*0%*	*10%*	*20%*	*41%*	*35%*	*29%*
Jeff	$0	$10	$19	$38	$47	$56
% of Total Rollover Contribution	*19%*	*19%*	*19%*	*19%*	*23%*	*28%*
% of Personal Value Rolled	*0%*	*10%*	*20%*	*41%*	*50%*	*60%*
Cash to Family at Close[4]	$511	$461	$411	$288	$288	$288
Dave & Sherry	*216*	*195*	*174*	*122*	*133*	*146*
Eric & Karen	*99*	*90*	*80*	*56*	*47*	*38*
Howard	*98*	*88*	*79*	*55*	*60*	*66*
Jeff	*98*	*88*	*79*	*55*	*47*	*37*
Future Family Value of Rollover and Promote[5]						
Family Common Equity Stake	$0	$97	$194	$293	$293	$293
Family Preferred Equity Stake	0	0	0	79	79	79
Management Promote to Family[6]	32	32	32	TBD	TBD	TBD
Total Management Promote (incl. non-family management)	*60*	*60*	*60*	*48*	*48*	*48*
Total Future Value of Family Rollover and Promote[7]	$32	$129	$226	$421	$421	$421

(1) Ownership based on current filings and Family guidance. Assumes Au Zone Investments #2 ownership is as follows: Dave & Sherry own 3/33; and Eric & Karen, Howard, and Jeff own 10/33 each.

(2) Assumes Eric & Karen and Jeff roll 50%-60% of their equity proceeds, and Dave & Sherry and Howard contribute the remainder of the aggregate family equity rollover in proportion to their relative ownership.

(3) Assumes pro rata rollover based on individual ownership

(4) Pre-tax proceeds to family, excluding rollover amount.

(5) Future value (pre-tax) at end of FY2016. Based on Ares and Leonard Green's respectively proposed transactions.

(6) Based on management promote proposals by Ares (11%) and Leonard Green (7.5%). Ares proposal designates 5% specifically to the family at a 1.0x initial equity strike price, and 3% to non-family management at 1.0x initial equity strike price and 3% to non-family management at 1.5x initial equity strike price. Leonard Green's current proposal does not specify distribution of promote to family and other non-family management; promote strike price at 1.0x initial equity.

(7) For illustrative purposes, Total Future Value of Family Rollover and Promote under Leonard Green case assumes full promote goes to Family.

GUGGENHEIM

Project NOBLE
Summary of Family Alternatives - Family Proceeds

Sources and Uses ($ in millions)

Sources of Funds	Pro Forma Ownership	Amount	Interest Rate	% of Total Sources	x LTM EBITDA
Existing Cash[2]		$228		14%	
Term Loan		525	L + 600	32%	3.5x
Unsecured Bridge Facility		250	L + 950	15%	1.7x
Total Debt		**$775**		**47%**	**5.2x**
Rollover of Family Equity	8%	$50		3%	
Sponsor Equity	92%	587		36%	
Total Sources of Funds		**$1,640**		**100%**	

Uses of Funds	Amount	% of Total Uses
Rollover of Family Equity	$50	3%
Purchase of Family Equity	461	28%
Purchase of Public Equity	1,070	65%
Repayment of Debt	0.5	0%
Fees	49	3%
Min Cash / Adjustments[3]	8	0%
Total Uses of Funds	**$1,640**	**100%**

	Estimated			Proj.
Fiscal Year Ending March	2013	2014	2015	2016
EBITDA	$177	$201	$232	$262
Interest Expense	**(67)**	**(66)**	**(68)**	**(68)**
Interest Expense from Capital Leases	(1)	(1)	(1)	(1)
Interest Income	0	0	0	0
Taxes	(31)	(41)	(52)	(61)
Change in Working Capital	(12)	(15)	(18)	(19)
Capital Expenditures	(60)	(58)	(75)	(69)
Free Cash Flow	**$6**	**$20**	**$19**	**$43**
Proceeds from Capital Leases	4	18	14	0
Principal Payments on Capital Leases	(2)	(3)	(3)	0
Free Cash Flow Available for Debt Paydown	**$8**	**$35**	**$29**	**$43**
Mandatory Debt Paydown	(5)	(5)	(5)	(5)
Free CF Available for Optional Debt Paydown	$3	$30	$24	$38
Cumulative Paydown of Debt at Close	**$8**	**$43**	**$72**	**$115**
% Paydown	**1%**	**6%**	**9%**	**15%**

	At	Estimated			Proj.
Fiscal Year Ending March	Close	2013	2014	2015	2016
Leverage					
Total Debt (Incl. Capital Leases)	$794	$796	$759	$726	$680
Debt/EBITDA	5.2x	4.5x	3.8x	3.1x	2.6x
Adj. Debt/EBITDAR	6.0x	5.5x	5.0x	4.5x	4.1x
Coverage					
EBITDA/Interest Expense	2.3x	2.6x	3.0x	3.4x	3.8x
(EBITDA-CapEx)/Interest Expense	1.8x	1.7x	2.1x	2.3x	2.8x
EBITDA/Cash Interest Expense	2.3x	2.6x	3.0x	3.4x	3.8x
(EBITDA-CapEx)/Cash Interest Expense	1.8x	1.7x	2.2x	2.3x	2.8x

GUGGENHEIM

Project NOBLE
Overview of Ares Revised Transaction Proposal(1)
Cash Generation and Debt Paydown ($ in millions)
Credit Statistics ($ in millions)
$22.00 Offer Price, $50 Million Family Roll
________________________
Source: Noble data room model, adjusted for “capital light” operating assumptions in forecasted years (adjustments primarily associated with leasing of stores); and Ares.
Note: 2016 projected assuming identical number of incremental stores opened as in 2015 and assuming same EBITDA margin profile.
(1) Based on revised terms communicated by Ares on October 1, 2011.
(2) Ares projected cash balance.
(3) Adjustment to reconcile discrepancies between Ares implied share count and current share count. Ares assumes a minimum cash requirement of $12.1.

Calculation of Family Value at FYE 2016 ($ in millions)

Upfront Liquidity		**$461**
Calculation of Rollover Value in 2016		
FY2016E EBITDA		$262
Exit Multiple (Trailing)		7.5x
Enterprise Value		**$1,962**
(-) FYE 2016 Net Debt		(672)
Equity Value		**$1,289**
	Distribution of Equity Value	**$ Value**
Implied Equity Value to Sponsor	90%	**$1,140**
Family Rollover	8%	$97
Family Promote[(2)]	2%	32
Implied FYE 2016 Equity Value to Family	10%	**$129**

GUGGENHEIM

Project NOBLE
Overview of Ares Revised Transaction Proposal(1)
________________________
Source: Noble data room model, adjusted for “capital light” operating assumptions in forecasted years (adjustments primarily associated with leasing of stores); and Ares.
Note: 2016 projected assuming identical number of incremental stores opened as in 2015 and assuming same EBITDA margin profile.
(1) Based on revised terms communicated by Ares on October 1-2, 2011.
(2) Ares proposal designates 5% specifically to the family at a 1.0x initial equity strike price (value shown). In addition to the family’s promote, non-family management is allocated 3% at 1.0x initial equity strike price and
 3% at 1.5x initial equity strike price.
$22.00 Offer Price, $50 Million Family Roll

($ in millions, except per share amounts)

Offer Price	EBITDA	Pre-Offer 3/10/11 $16.68	Initial Offer $19.09	$20.00	$20.50	$21.00	$21.50	$22.00	$22.50
Premium		0.0%	14.4%	19.9%	22.9%	25.9%	28.9%	31.9%	34.9%
Offer Equity Value		$1,194	$1,369	$1,435	$1,472	$1,508	$1,545	$1,582	$1,618
Enterprise Value		$973	$1,148	$1,214	$1,250	$1,287	$1,324	$1,360	$1,397
Implied EBITDA Multiple	EBITDA								
CY2011	$151	6.4x	7.6x	8.0x	8.3x	8.5x	8.7x	9.0x	9.2x
Initial Leverage									
Total Debt			$775	$775	$775	$775	$775	$775	$775
Trailing Leverage Multiple[2]			**5.2x**	**5.2x**	**5.2x**	**5.2x**	**5.2x**	**5.2x**	**5.2x**
Total Required Equity[3]			$424	$490	$527	$563	$600	$637	$673
Total Value of Family Position at Offer Price			$444	$465	$476	$488	$500	$511	$523
Family's Rollover Amount			$50	$50	$50	$50	$50	$50	$50
Family's Pro Forma Ownership			**12%**	**10%**	**9%**	**9%**	**8%**	**8%**	**7%**
Pre-Tax Liquidity to the Family			$394	$415	$426	$438	$450	$461	$473
IRR on LBO Equity						Year 4 IRR Sensitivity			
Trailing Exit Multiple									
6.5x			22%	18%	16%	15%	13%	11%	10%
7.0x			26%	22%	20%	18%	16%	14%	13%
7.5x			29%	25%	23%	21%	19%	17%	16%
8.0x			32%	28%	26%	24%	22%	20%	19%
8.5x			35%	30%	28%	26%	24%	23%	21%

GUGGENHEIM

Project NOBLE
Analysis at Various Prices - Ares Revised Transaction Proposal(1)
Source: Noble data room model, adjusted for “capital light” operating assumptions in forecasted years (adjustments primarily associated with leasing of stores).
Note: 2016 projected assuming identical number of incremental stores opened as in 2015 and assuming same EBITDA margin profile.
(1) Based on terms communicated by Ares on October 1-2, 2011.
(2) Based on Q1’2012 LTM EBITDA (excl. SBC) of $149 million.
(3) Equity account adjusts based on increases or decreases in required capital.
$22.00 Offer Price, $50 Million Family Roll

FYE2016 Value of Promote

($ in millions)

Ares Initial Proposal		Family Counterproposal		Ares Revised/Current Proposal	
Promote Value to Unspecified Management Recipients		**Promote Value to Family Management**		**Promote Value to Family Management**	
5% at 1.0x Initial Equity Value Strike	$31.6	7% at 1.0x Initial Equity Value Strike	$44.3	5% at 1.0x Initial Equity Value Strike	$31.6
5% at 1.5x Initial Equity Value Strike	15.7			**Total Promote Value to Family Management**	**$31.6**
		Promote Value to Non-Family Management		**Promote Value to Non-Family Management**	
		4% at 1.0x Initial Equity Value Strike	$25.3	3% at 1.0x Initial Equity Value Strike	$19.0
				3% at 1.5x Initial Equity Value Strike	9.4
				Total Promote Value to Non-Family Mgmt	**$28.4**
Total Management Promote	**$47.3**	**Total Management Promote**	**$69.6**	**Total Management Promote**	**$60.0**

GUGGENHEIM

Project NOBLE
Overview of Ares Promote Proposals
$22.00 Offer Price, $50 Million Family Roll
________________________
Source: Noble data room model, adjusted for “capital light” operating assumptions in forecasted years (adjustments primarily associated with leasing of stores); Ares initial proposal received September 28, 2011 and revised terms communicated on October 1-2, 2011.
Note: 2016 projected assuming identical number of incremental stores opened as in 2015 and assuming same EBITDA margin profile.

Promote Value

($ in millions)

100% Achievement of Plan EBITDA

2016E Trailing EBITDA Mult	Management Promote - 1.0x Strike Options								
	3%	4%	5%	6%	7%	8%	9%	10%	11%
7.0x	$15.1	$20.1	$25.1	$30.2	$35.2	$40.2	$45.3	$50.3	$55.3
7.5x	19.0	25.3	31.6	37.9	44.3	50.6	56.9	63.2	69.6
8.0x	22.9	30.5	38.1	45.7	53.3	60.9	68.6	76.2	83.8
8.5x	26.7	35.6	44.6	53.5	62.4	71.3	80.2	89.1	98.0

2016E Trailing EBITDA Mult	Management Promote - 1.5x Strike Options				
	2%	3%	4%	5%	6%
7.0x	$3.7	$5.5	$7.4	$9.2	$11.1
7.5x	6.3	9.4	12.6	15.7	18.8
8.0x	8.9	13.3	17.7	22.2	26.6
8.5x	11.5	17.2	22.9	28.6	34.4

Assuming 7.5x 2016E Trailing EBITDA Multiple

Management Promote 1.5x Strike Options	Management Promote - 1.0x Strike Options								
	3%	4%	5%	6%	7%	8%	9%	10%	11%
2%	$25.3	$31.6	$37.9	$44.2	$50.5	$56.9	$63.2	$69.5	$75.8
3%	28.4	34.7	41.0	47.4	53.7	60.0	66.3	72.7	79.0
4%	31.5	37.9	44.2	50.5	56.8	63.2	69.5	75.8	82.1
5%	34.7	41.0	47.3	53.6	60.0	66.3	72.6	78.9	85.3
6%	37.8	44.1	50.5	56.8	63.1	69.4	75.8	82.1	88.4

90% Achievement of Plan EBITDA

2016E Trailing EBITDA Mult	Management Promote - 1.0x Strike Options								
	3%	4%	5%	6%	7%	8%	9%	10%	11%
7.0x	$7.8	$10.4	$13.0	$15.6	$18.2	$20.8	$23.4	$26.0	$28.6
7.5x	11.3	15.1	18.8	22.6	26.4	30.1	33.9	37.7	41.4
8.0x	14.8	19.7	24.6	29.6	34.5	39.4	44.4	49.3	54.2
8.5x	18.3	24.4	30.5	36.6	42.6	48.7	54.8	60.9	67.0

2016E Trailing EBITDA Mult	Management Promote - 1.5x Strike Options				
	2%	3%	4%	5%	6%
7.0x	$0.0	$0.0	$0.0	$0.0	$0.0
7.5x	1.2	1.7	2.3	2.9	3.5
8.0x	3.5	5.2	7.0	8.7	10.5
8.5x	5.8	8.7	11.6	14.5	17.5

Assuming 7.5x 2016E Trailing EBITDA Multiple

Management Promote 1.5x Strike Options	Management Promote - 1.0x Strike Options								
	3%	4%	5%	6%	7%	8%	9%	10%	11%
2%	$12.5	$16.2	$20.0	$23.8	$27.5	$31.3	$35.1	$38.8	$42.6
3%	13.0	16.8	20.6	24.3	28.1	31.9	35.6	39.4	43.2
4%	13.6	17.4	21.2	24.9	28.7	32.5	36.2	40.0	43.8
5%	14.2	18.0	21.7	25.5	29.3	33.0	36.8	40.6	44.3
6%	14.8	18.6	22.3	26.1	29.9	33.6	37.4	41.2	44.9

GUGGENHEIM

Project NOBLE
Ares Promote Sensitivities
$22.00 Offer Price, $50 Million Family Roll
Ares Initial Proposal
Family Counterproposal
Ares Revised / Current Proposal
________________________
Source: Noble data room model, adjusted for “capital light” operating assumptions in forecasted years (adjustments primarily associated with leasing of stores); Ares initial proposal received September 28, 2011 and revised terms communicated on October 1-2, 2011.
Note: 2016 projected assuming identical number of incremental stores opened as in 2015 and assuming same EBITDA margin profile.

Summary of Ares Debt Commitment and Market Flex Terms

($ in millions)

GUGGENHEIM

Project NOBLE
Summary Terms for Ares Debt Capital Commitments

	Ares Commitment Letter	Adjustments for Flex	Max Flex
Asset-Backed Revolver
Facility Size	$150
Term	5 years
Interest Rate (Fee on Unused Capacity)	Tiered: L + Spread(1) >$90: 175 bps (50 bps) $40 to $90: 200 bps (37.5 bps) >$40: 225 bps (37.5 bps)
Current Yield	2.24%
Drawn at Close	$0
Underwriting Fee	1.25%
Upfront Fee	0.50%
Financial Covenants	Minimum Fixed Charge Ratio: 1.0 : 1.0
Covenant Trigger Event	Minimum Excess availability of $10m; or 12.5% of Line Cap
Borrowing Base	-90% of credit card receivables - 90% of net orderly liquidation value - Less: reserves
Security	1st priority perfected security interest in all cash, cash equivalents, accounts receivable, inventory and IP

________________________
Source: Ares’ Commitment Letter and Fee Letter and discussions from Ares.
(1)L+200 for first 6 months, regardless of revolver utilization.

Summary of Ares Debt Commitment and Market Flex Terms	($ in millions)

GUGGENHEIM

Project NOBLE
Summary Terms for Ares Debt Capital Commitments (cont’d)

	Ares Commitment Letter	Adjustments for Flex	Max Flex
Senior Secured Term Loan B
Size	$525
Interest Rate	L + 600 bps
LIBOR Floor	150 bps
Current Yield	7.50%
Maturity	7 years
Amortization	1.00% annually
Underwriting / Arrangement Fee	2.5%
Upfront Fees	2.0%
Mandatory Prepayments	50% of Excess Free Cash Flow Stepping down based on leverage thresholds
Optional Prepayment	Yes, without penalty; 1% premium upon Soft Call within 1 year
Mandatory Hedging	50% of balance for a minimum of 2.5 years
Financial Covenants	Maximum Leverage Ratio: Declining based on a non-cumulative/ static cushion of 30%
________________________
Source: Ares’ Commitment Letter and Fee Letter and discussions from Ares.

Project NOBLE
Summary Terms for Ares Debt Capital Commitments (cont’d)

	Ares Commitment Letter	Adjustments for Flex	Max Flex
Senior Unsecured Bridge
Size	$250
Interest Rate	L + 950 bps Steps up 50 bps per quarter after the 3rd month from Closing
LIBOR Floor	150 bps
Current Yield	11.00%
Maturity	1 year
Commitment Fee	1.5%
Takedown Fee(1)	1.5%
Extension Fee(2)	2.5%
Conversion / Extension	Into Unsecured Term Loans after 1 year from Closing; maturing 8 years after Closing
Lending Group	Royal Bank of Canada
Additional	Sponsors have the right to purchase
________________________
Source: Ares’ Commitment Letter and Fee Letter and discussions from Ares.
(1)A fee paid to the extent any Bridge Loans are made on the Closing Date. Fees based on the actual borrowings.
(2)A fee paid to the extent any Bridge Loans are outstanding upon the initial 1 year maturity date. Fees based on the balance of Bridge Loans outstanding on the initial 1 year maturity after Closing.

B High Yield Bonds to 10 Year Treasury Spread (Since 2004)

B Yield		
Peak:	1,622 bps	1/21/09
Trough:	666 bps	2/9/05
Average:	885 bps	

B-Treasury Spread		
Peak:	1,366 bps	1/21/09
Trough:	222 bps	3/14/05
Average:	493 bps	

10-Year Treasury		
Peak:	526 bps	6/12/07
Trough:	172 bps	9/22/11
Average:	392 bps	

1800 bps
1600 bps
1400 bps
1200 bps
1000 bps
800 bps
600 bps
400 bps
200 bps
0 bps
Jan-04
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Jul-08
Jan-09
Jul-09
Jan-10
Jul-10
Jan-11
Jul-11
B Yield
B - Treasury Spread
10-Year Treasury

GUGGENHEIM

Project NOBLE
Leverage Loan and Bond Spreads Over Time
________________________
Source: Bloomberg and Barclays.

Project NOBLE

Impact of Financing Flex on Interest Expense and Family Value

Based on Ares Revised Proposal ($22.00 Offer Price)

Comparison of Original and Maximum Flex Terms

	Original	Max Flex
Term Loan		
Interest Rate	L + 600	
Bridge Loan		
Interest Rate	L + 950	

Key Metrics PF for Flexed Financing Terms ($ in millions)

	Estimated 2013	Estimated 2014	Estimated 2015	Proj. 2016
Interest Expense				
Ares Proposal	($67)	($66)	($68)	($68)
Ares Market Flex Scenario				
$ Change B/(W)				
Free Cash Flow Available for Debt Paydown				
Ares Proposal	$8	$35	$29	$43
Ares Market Flex Scenario				
$ Change B/(W)				
Total Debt				
Ares Proposal	$767	$732	$703	$660
Ares Market Flex Scenario				
$ Change B/(W)				
Cumulative Paydown of Debt at Close				
Ares Proposal	1%	6%	9%	15%
Ares Market Flex Scenario				
$ Change B/(W)				
Debt / EBITDA				
Ares Proposal	4.5x	3.8x	3.1x	2.6x
Ares Market Flex Scenario				
$ Change B/(W)				

Impact on Family Value[1] ($ in millions)

Upfront Liquidity	
Ares Proposal	$461
Ares Market Flex Scenario	
$ Change in Nominal Value	
% Change in Nominal Value	
Family Rollover Equity Value in 2016	
Ares Proposal	$97
Ares Market Flex Scenario	
$ Change in Nominal Value	
% Change in Nominal Value	
Family Promote Value in 2016	
Ares Proposal	$32
Ares Market Flex Scenario	
$ Change in Nominal Value	
% Change in Nominal Value	

(1) Assumes a management promote to family of 5% of equity value above initially contributed equity value (Ares revised promote offer received October 2, 2011).

GUGGENHEIM

12

Pro Forma Capital Structure

($ in millions)

	Amount	Leverage[3]	Adjusted Leverage[4]	Coupon	LIBOR Floor	Offer	Yield	Maturity
Cash	$76	--	--	--	--	--	--	--
Capitalized Rent	1,784	--	2.9x					
ABL Revolver ($850 mm)[1]	465	1.0x	0.7x	L+200	--	--	--	Sep-16
ABL Term Loan ($50 mm)	0	--	--	L+350	--	--	--	Sep-16
Total Secured Debt	**$465**	**1.0x**	**3.6x**					
1st Lien Term Loan[2]	1,075	2.8x	1.8x	L+575	1.25%	96.0	8.00%	Sep-18
2nd Lien Term Loan	200	0.5x	0.3x	L+875	1.25%	95.0	11.25%	Mar-19
Total Debt	**$1,740**	**4.3x**	**5.7x**					
Sponsor's Equity	680							
Total Capitalizaton	**$2,420**							

Sources & Uses

($ in millions)

	$ Amount	% of Sources
Cash	$210	7%
Sale Leaseback Net Proceeds	350	12%
ABL Revolver ($900mm)	465	16%
1st Lien Term Loan	1,075	36%
2nd Lien Term Loan	200	7%
Sponsor Equity	680	23%
Total Sources	**$2,980**	**100%**

	$ Amount	% of Uses
Purchase of Common Equity	$2,830	95%
Repayment of Existing Debt	0	0%
Fees & Expenses	150	5%
Total Uses	**$2,980**	**100%**

GUGGENHEIM

Project NOBLE
BJ’s Wholesale Club Acquisition Financing
________________________
Source: Company materials.
(1)ABL draw of $465 million includes $65 million for seasonal working capital which is not included in leverage multiples.
(2)Downsized from $1,125 million.
(3)Based on LTM Adjusted EBITDA of $389 million; reduced from $436 million due to incremental rent expense of $36.5 million associated with the expected sale leaseback transactions.
(4)Rent expense capitalized at 8x. Based on LTM Adjusted EBITDAR of $612 million.
Additional Financing Terms
■ Pricing revised wider:
 • 1st Lien at 96.0, down from 97.5
 • 2nd Lien at 95.0, down from 97.0
■ 1st Lien: 1% yearly amortization, 101 soft call for year 1
■ 2nd Lien: no amortization, optional prepayments (103/102/101)
■ 75% excess cash flow Sweep
■ Expected rating: B2/B
On June 28, 2011, BJ’s entered into a definitive agreement to be acquired by Leonard Green &
Partners and CVC Capital Partners in an all-cash transaction valued at approximately $2.8 billion

| | | Claire's | J.Crew | Burlington | Yankee Candle | Gymboree | NBTY | GNC Live Well | JoAnn | Leslie's | Petco |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Profile | Stores | 2,981 | 249 | 459 | 681 | 1,019 | 1,576 | 2,917 | 756 | 645 | 1,000+ |
| | Revenue ($mm) | $1,426 | $1,719 | $3,424 | $561 | $1,056 | $2,826 | $1,822 | $2,057 | $535 | - |
| | EBITDA ($mm) | 264 | 289 | 256 | 103 | 207 | 476 | 259 | 208 | 114 | - |
| Transaction | Transaction Date | Feb-11 | Feb-11 | Feb-11 | Feb-11 | Feb-11 | Feb-11 | Feb-11 | Feb-11 | Feb-11 | Feb-11 |
| | Purpose | Refinance | LBO | Refinance | Refinance | LBO | LBO | Refinance | LBO | Refinance | Refinance |
| | Sponsor | Apollo | TPG, LGP | Bain | MDP | Bain | Carlyle | Ares, Teachers | LGP | LGP, CVC | TPG, LGP |
| Leverage Levels | Secured Lev. | 6.4x | 4.1x | 3.7x | 2.0x | 3.6x | 3.6x | 4.4x | 2.9x | 2.7x | NA |
| | Total Lev. | 9.6x | 5.4x | 5.2x | 6.3x | 5.3x | 5.0x | 4.4x | 4.8x | 4.8x | NA |
| | Secured Adj. Lev. | 7.1x | 5.0x | 5.3x | 3.0x | 5.1x | 4.7x | 5.9x | 4.9x | 4.1x | NA |
| | Total Adj. Lev. | 8.9x | 6.0x | 6.2x | 6.6x | 6.2x | 5.7x | 5.9x | 6.1x | 5.6x | NA |
| Loans | Coupon | - | L + 350 | L + 475 | - | L + 350 | L + 325 | L + 300 | L + 350 | L + 325 | L + 325 |
| | LIBOR Floor | - | 1.25% | 1.50% | - | 1.50% | 1.25% | 1.25% | 1.25% | 1.25% | 1.25% |
| | Tenor | - | 7 Yrs | 6 Yrs | - | 7 Yrs | 7 Yrs | 7 Yrs | 7 Yrs | 7 Yrs | 7 Yrs |
| | Maintenance Covenants | - | No | Yes | - | Yes | No | No | No | No | No |
| Related Bonds | Coupon | 8.875% | 8.125% | 10.000% | 10.250% | 9.125% | 9.000% | - | 8.125% | - | 9.250% |
| | Tenor / Maturity | 3/15/19 | 3/1/19 | 2/15/19 | 2/15/16 | 12/1/18 | 10/1/18 | - | 3/15/19 | - | 12/1/18 |
| | YTM (Mar. 9) | 9.20% | 8.43% | 10.20% | 9.98% | 9.65% | 8.42% | - | 8.05% | - | 8.58% |
| | YTM (Sep. 29) | 14.47% | 10.71% | 12.71% | 12.37% | 14.92% | 7.89% | - | 9.45% | - | 8.82% |
| | Change (bps) | +527 | +228 | +251 | +240 | +527 | (53) | - | +141 | - | +24 |

GUGGENHEIM

Project NOBLE
Comparison of Retail Financings
Source: Company filings, Bloomberg and FactSet.
Note: Revenue and EBITDA figures are LTM as of the respective transaction dates.

Priced	Issuer	Size ($mm)	Tranche	Tranche Pricing Coupon	Price	LIBOR Fl.	Corp. Ratings	Current Price	Yield	Change in Price	Industry
09/28/11	GoDaddy	$750	TLB	L + 575	93.00	1.25%	B1 / B	94.75	8.46%	1.9%	Technology
09/27/11	BJ's Wholesale Club	1,075	1st Lien TL	L + 575	95.00	1.25%	B1 / B+	96.75	8.07%	1.8%	Consumer
09/27/11	BJ's Wholesale Club	200	2nd Lien TL	L + 875	95.00	1.25%	B1 / B+	97.00	11.14%	2.1%	Consumer
09/23/11	Blackboard	780	1st Lien TL	L + 600	92.00	1.50%	B2 / B	93.00	9.07%	1.1%	Technology
09/23/11	Buffalo Gulf Coast Terminals	275	TLB	L + 600	98.00	1.50%	NR / NR	99.63	7.77%	1.7%	Energy
09/23/11	Sealed Air	790	TLB	L + 375	98.00	1.00%	Ba3 / BB	10.13	5.43%	2.2%	Industrials
09/22/11	Telx Group	255	TLB	L + 650	94.00	1.25%	B2 / B-	95.13	9.05%	1.2%	Telecom
09/21/11	NewPage	250	TLP (DIP)	L + 650	99.00	1.50%	NR / NR	99.38	8.45%	0.4%	Industrials
09/21/11	Avis Budget Group	420	TLB	L + 500	98.00	1.25%	B1 / B+	99.50	6.79%	1.5%	Industrials
08/25/11	Ardent Health	200	TLB2	L + 500	98.00	1.50%	B2 / B	97.00	7.39%	(1.0%)	Healthcare
08/25/11	Insight Pharmaceuticals	255	1st Lien TL	L + 600	98.50	1.50%	B2 / B	98.38	7.90%	(0.1%)	Healthcare
08/17/11	Immucor	615	TLB	L + 575	96.00	1.50%	B2 / B+	98.38	7.73%	2.5%	Healthcare
08/12/11	Lender Processing	250	TLB	L + 450	98.50	1.00%	Ba1 / BB+	97.00	6.72%	(1.5%)	Technology
08/10/11	La Paloma Generating	299	1st Lien TL	L + 550	95.00	1.50%	NR / NR	94.50	8.19%	(0.5%)	Energy
08/05/11	Ocwen	575	TLB	L + 550	98.00	1.50%	B1 / B	96.88	7.78%	(1.1%)	FIG
08/04/11	Dynergy (CoalCo)	600	TLB	L + 775	98.00	1.50%	NR / NR	97.00	10.04%	(1.0%)	Energy
08/04/11	Dynergy (GasCo)	1,100	TLB	L + 775	98.00	1.50%	B2 / B	98.25	9.71%	0.3%	Energy
08/03/11	Level 3	650	TLB2	L + 425	99.00	1.50%	B1 / B+	94.75	6.89%	(4.3%)	Telecom
08/03/11	Inmar	210	TLB	L + 525	99.00	1.25%	B1 / B+	98.63	6.98%	(0.4%)	Industrials
08/01/11	Royalty Pharma	850	TLB1	L + 275	99.75	1.00%	Baa2 / BBB-	99.00	4.22%	(0.8%)	Healthcare
08/01/11	Royalty Pharma	1,900	TLB2	L + 300	99.50	1.00%	Baa2 / BBB-	99.00	4.79%	(0.5%)	Healthcare
07/28/11	OM Group	350	TLB	L + 425	99.00	1.50%	Ba2 / BB-	99.13	5.93%	0.1%	Chemicals
07/28/11	Autoparts Holdings	530	1st Lien TL	L + 500	99.50	1.50%	B2 / B+	99.50	6.60%	0.0%	Consumer
07/27/11	Reynolds Group	2,000	TLC (Inc.)	L + 525	99.00	1.25%	B2 / B+	96.88	7.50%	(2.1%)	Industrials
07/27/11	Capsugel	920	TLB	L + 400	99.50	1.25%	B2 / BB-	99.00	5.84%	(0.5%)	Healthcare
07/27/11	Academy Sports	840	TLB	L + 450	99.00	1.50%	B2 / B	95.75	6.95%	(3.3%)	Consumer

GUGGENHEIM

Project NOBLE
Recent Leverage Loan Financings and Yields

Priced	Issuer	Size ($mm)	Tranche	Tenor	Tranche Pricing: Coupon	Price	LIBOR Fl.	Issue Ratings	Current: Price	Yield	Change in Price	Industry
09/27/11	HCA	$500	Senior Notes	7 year	8.000	100.00	8.000	B3 / B-	99.75	8.05%	(0.2%)	Healthcare
09/27/11	Newfield Exploration	750	Senior Notes	10 year	5.750	99.96	5.750	Ba1 / BBB-	99.63	5.79%	(0.3%)	Energy
09/27/11	AES Corp	450	Senior Notes	5 year	6.500	100.00	6.500	Ba1 / BB+	101.50	9.70%	1.5%	Industrials
09/27/11	AES Corp	800	Senior Notes	10 year	7.250	100.00	7.250	Ba1 / BB+	102.00	9.70%	2.0%	Industrials
09/21/11	Avis Budget Group	250	Senior Notes	9 year	9.750	100.00	9.750	B2 / B	100.25	9.70%	0.2%	Industrials
09/20/11	Bill Barrett	400	Senior Notes	8 year	7.625	100.00	7.625	B1 / BB	99.50	7.52%	(0.5%)	Energy
09/20/11	Iron Mountain	400	Senior Subordinated Notes	8 year	7.750	100.00	7.750	B1 / BB	100.13	7.64%	0.1%	Industrials
09/16/11	Sealed Air	750	Senior Notes	8 year	8.125	100.00	8.125	Ba1 / BB	101.50	7.49%	1.5%	Industrials
09/16/11	Sealed Air	750	Senior Notes	10 year	8.375	100.00	8.375	Ba3 / BB	101.63	7.86%	1.6%	Industrials
09/15/11	El Paso Pipeline Partners	500	Senior Notes	10 year	5.000	99.34	5.085	Ba2 / BB	100.63	4.87%	1.3%	Energy
09/15/11	Omnicare	150	Sr. Sub. Notes (Add-On)	9 year	7.750	100.25	7.698	Caa1 / B-	102.38	7.32%	2.1%	Healthcare
09/08/11	Fresinius	400	Senior Notes	7 year	6.500	98.62	6.750	Caa1 / B	102.00	6.01%	3.4%	Healthcare
08/16/11	Immucor	400	Senior Notes	8 year	11.125	98.71	11.375	B2 / B	100.75	10.83%	2.1%	Healthcare
08/11/11	Rock Ohio Caesars	280	2nd Lien Notes	7 year	12.125	98.27	12.500	Ba2 / BB-	102.25	11.64%	4.1%	REGLL
07/28/11	Fiesta Restaurants	200	Senior Secured 2nd Lien Notes	5 year	8.875	100.00	8.875	Ba3 / NR	99.00	8.93%	(1.0%)	Consumer
07/27/11	Ford Motor Credit	1,000	Senior Notes	10 year	5.875	100.00	5.875	B3 / B	100.25	5.66%	0.2%	Industrials
07/27/11	Amerigas Partners LP	450	Senior Notes	8 year	6.250	100.00	6.250	Ba2 / BB+	98.25	6.54%	(1.8%)	Energy
07/27/11	Antero Resources	400	Senior Notes	8 year	7.250	100.00	7.250	Ba3 / BB	96.00	7.68%	(4.0%)	Energy
07/26/11	Precision Drilling	400	Senior Notes	10 year	6.500	100.00	6.500	B3 / B-	100.25	6.42%	0.2%	Energy
07/26/11	HCA	3,000	Senior Secured 1st Lien Notes	9 year	6.500	100.00	6.500	Ba3 / BB	98.25	6.50%	(1.8%)	Healthcare
07/26/11	HCA	2,000	Senior Notes	11 year	7.500	100.00	7.500	B3 / B-	95.00	7.89%	(5.0%)	Healthcare
07/26/11	Reynolds Group	150	Senior Secured Notes	8 year	7.875	99.27	8.000	Ba3 / BB-	98.75	7.92%	(0.5%)	Industrials
07/26/11	Reynolds Group	1,000	Senior Notes	8 year	9.875	99.32	10.000	Caa1 / B-	91.75	11.23%	(7.6%)	Industrials
07/25/11	Academy Sports	450	Senior Notes	8 year	9.250	100.00	9.250	Caa1 / CCC+	93.00	9.99%	(7.0%)	Consumer

GUGGENHEIM

Project NOBLE
Recent High Yield Bond Offerings and Yields

Project NOBLE

Ares' Response to the Family's Proposed Terms

Summary of Proposed Terms

Issue	Family Proposal	Ares' Counter Proposal
1. Management Option Pool	11% option pool • 7% to be distributed among the Family and 4% to other employees • 100% of options to be struck at 1.0x going-in market value per share • 10 year exercise window on vested options post-separation	11% option pool • 5% to be distributed among the Family and 6% to other employees • 100% of Family options to be struck at 1.0x going-in market value per share; 18-month exercise window exercise window on vested options post-termination w/o cause or for good reason • 50% of options to other employees to be struck at 1.0x going-in market value per share and 50% to be struck at 1.5x going-in market value per share
2. Board Seats	Eric Schiffer, Jeff Gold and Howard Gold to have board seats. Dave Gold to be a board observer	Agreed • Dave Gold to be retained pursuant to a consulting agreement; observer rights will terminate upon termination of the consulting agreement
4. Employment Agreements	Howard Gold to be an executive vice president	Agreed • Title: Executive Vice President, Special Projects • Base Salary: $300,000 • Annual Bonus: 75% - 125% of Base salary based on performance
5. Debt Co-Invest	Each of the Rollover Investors can invest in Company's debt to the extent the Investors make such an investment	Agreed, provided that no Rollover Investor may own more of any Company debt security or loan than its outstanding pro rata ownership of the Company's common stock

See Appendix for Ares' Rollover Investors Term Sheet

GUGGENHEIM

17

Project NOBLE

Ares' Response to the Family's Proposed Terms(cont'd)

Summary of Proposed Terms

Issue	Family Proposal	Counter Proposal
6. Rollover Investment / Rollover Put:	$25–$50 million • a desire to be at the upper end of the range and • a potential interest in investing more than $50 million	$50 million is acceptable and appropriate in the context of the put conditions outlined in the proposal; open to a larger investment but propose to limit the amount to $100 million • Put option of 1 year following termination • Maximum amount of put: pro rata share of $25 million • Limit on amount of put based on credit quality and covenants
7. Affiliated Real Estate Leases	Enter into leases on Family owned properties at fair market value • Expected to result in an aggregate increase in rent expense on these properties of approximately $1 million	Extend existing lease rates for five years with annual adjustments linked to CPI; at the conclusion of five years, the Company will have the option to renew the leases at then-current market rates for an additional five years

See Appendix for Ares' Rollover Investors Term Sheet

GUGGENHEIM

18

Appendices

Illustration								($ in millions)
	2013	2014	2015	2016	2017	2018	2019	2020
Beginning Principal Balance	**$50.0**	$56.0	$62.7	$70.2	$78.7	$88.1	$98.7	$110.5
PIK Interest Rate	12.00%	12.00%	12.00%	12.00%	12.00%	12.00%	12.00%	12.00%
PIK "Interest"	6.0	6.7	7.5	8.4	9.4	10.6	11.8	13.3
Ending Principal Balance	$56.0	$62.7	$70.2	$78.7	$88.1	$98.7	$110.5	$123.8
Market Interest Rate	15.00%							
Estimated FMV of Preferred	**$40.5**							
Aggregate Discount to Par	**($9.5)**							

GUGGENHEIM

Project NOBLE
Value of Leonard Green’s Proposed Preferred Security for the Family
■ We believe that the Preferred Security proposed by Leonard Green is worth less than par given its subordination and paid-in-
 kind interest rate
 • Market rate for the proposed preferred equity capital should be in the 15%-16% range, considering that the mezzanine debt tranche which sits ahead of the proposed preferred in the capital structure will have an interest rate of 12.25%
■ Assuming 15% is the appropriate PIK rate, the value of the Preferred Security would be approximately $41 million

9.3x 6.5x 7.7x 7.6x 9.0x 6.3x 5.8x 5.8x 7.0x 6.4x
9.9x 9.8x 9.0x 7.9x 7.2x 5.5x 4.7x 5.9x 6.6x
Dollarama
Dollar Tree
Dollar General
Family Dollar Stores
Noble
Big Lots
Fred's
Food & Drug
Club & Mass Merchandise
12.5x 15.1x 19.7x 14.7x 13.4x 15.6x 15.0x 12.4x 12.9x 13.4x
19.4x 17.8x 16.5x 16.5x 16.2x 13.1x 12.1x 11.2x 14.6x
Dollar Tree
Dollarama
Noble
Dollar General
Family Dollar Stores
Fred's
Big Lots
Food & Drug
Club & Mass Merchandise
Current Median: 1.08x
1.52x 1.05x 1.07x 1.03x 0.84x 1.20x 0.67x 1.26x 1.30x
1.27x 1.25x 1.10x 1.08x 1.05x 1.00x N/A 0.98x 1.33x
Noble
Family Dollar Stores
Big Lots
Dollar Tree
Fred's
Dollar General
Dollarama
Food & Drug
Club & Mass Merchandise

Source: FactSet consensus estimates. Market data as of September 28, 2011.

Note: January fiscal year ends not calendarized; all other companies calendarized to December.

Unaffected Multiple (March 10th)

GUGGENHEIM

Project NOBLE
Noble’s Relative Market Multiples
CY2011E P/E
CY2011E
P/E to Growth
Enterprise Value /
CY2011E EBITDA
Note: Medians exclude Food & Drug and Club & Mass merchandise, as well as Noble.
Note: Food & Drug is a simple average and includes Safeway, Kroger, Supervalu, Whole Foods, CVS, Rite Aid and Walgreens.
  Club & Mass Merchandise is a simple average and includes BJ’s, Costco, Target and Walmart.
Current Median: 8.4x
Current Median: 16.3x

Ares offer at $22.00 per share
Current Multiple

Annual Medians		2005	2006	2007	2008	2009	2010	2011 YTD
	Noble	**8.1x**	**13.6x**	**14.5x**	**9.9x**	**7.6x**	**6.6x**	**7.3x**
Dollar Stores	Dollar General	NA	NA	NA	NA	8.1x	8.2x	7.6x
	Family Dollar	7.7x	7.8x	7.7x	6.1x	6.5x	6.7x	7.4x
	Dollar Tree	5.7x	6.3x	7.5x	6.4x	6.4x	6.6x	7.6x
	Dollar Stores	**6.7x**	**7.0x**	**7.6x**	**6.2x**	**6.5x**	**6.7x**	**7.6x**
Club Retail	BJ's Wholesale Club	5.2x	5.4x	7.2x	6.5x	5.3x	5.8x	6.4x
	Costco	8.5x	9.2x	9.5x	9.7x	7.8x	8.0x	8.6x
	Club Retailers	**6.8x**	**7.3x**	**8.4x**	**8.1x**	**6.6x**	**6.9x**	**7.5x**
Mass Retail	Target	9.2x	8.3x	8.4x	7.6x	7.8x	7.3x	6.5x
	Walmart	9.4x	8.5x	7.9x	8.4x	7.4x	6.8x	6.6x
	Mass Retailers	**9.3x**	**8.4x**	**8.1x**	**8.0x**	**7.6x**	**7.1x**	**6.6x**
Food Retail	Kroger	6.1x	6.1x	6.7x	6.1x	5.1x	5.3x	5.2x
	Safeway	5.7x	5.3x	6.3x	5.3x	4.8x	4.8x	4.5x
	Supervalu	5.5x	6.0x	6.5x	6.3x	5.1x	5.7x	5.7x
	Supermarkets	**5.7x**	**6.0x**	**6.5x**	**6.1x**	**5.1x**	**5.3x**	**5.2x**

GUGGENHEIM

Project NOBLE
Historical NTM EV / EBITDA Multiples Over Time
________________________
Source: Wall Street consensus median estimates and FactSet as of September 28, 2011.
Annual Median NTM EV / EBITDA Multiples

Company	Price 9/28/11	% of 52-Week High	Equity Market Cap	Enterprise Value	EV / LTM Sales	EV / LTM EBIT	EV / LTM EBITDA	EV / EBITDA 2011E	EV / EBITDA 2012E	P/E 2011E	P/E 2012E	LT EPS Growth	P/E/G 2011E	LTM Margin EBITDA	LTM Margin EBIT	Adj. Debt/ LTM EBITDAR	Dividend Yield
Discounters																($ in millions, except per share data)	
Dollar Stores																	
Noble	$ 18.41	88 %	$ 1,330	$ 1,118	0.77 x	9.4 x	7.6 x	7.2 x	6.5 x	16.5 x	14.7 x	13.0 %	1.3 x	10.2 %	8.2 %	2.2 x	0.0 %
Big Lots	34.73	78 %	2,332	2,338	0.47 x	6.7 x	5.4 x	5.5 x	5.0 x	12.1 x	10.5 x	11.0 %	1.1 x	8.7 %	7.0 %	3.1 x	0.0 %
Dollar General	37.78	98 %	13,263	15,931	1.16 x	11.8 x	9.8 x	9.0 x	8.1 x	16.5 x	14.3 x	16.4 %	1.0 x	11.8 %	9.9 %	3.2 x	0.0 %
Dollar Tree	76.56	96 %	9,495	9,216	1.48 x	12.9 x	10.5 x	9.8 x	8.7 x	19.4 x	16.6 x	18.0 %	1.1 x	14.0 %	11.5 %	2.6 x	0.0 %
Dollarama	36.47	99 %	2,688	2,705	1.85 x	12.2 x	10.7 x	9.9 x	8.8 x	17.8 x	15.3 x	NA	NA	17.3 %	15.1 %	2.8 x	0.0 %
Family Dollar Stores	53.31	94 %	6,410	6,721	0.79 x	10.5 x	8.2 x	7.9 x	7.2 x	16.2 x	14.0 x	13.0 %	1.2 x	9.6 %	7.5 %	0.7 x	1.4 %
Fred's	10.95	74 %	430	391	0.22 x	9.6 x	5.7 x	4.7 x	4.3 x	13.1 x	11.4 x	12.5 %	1.0 x	3.8 %	2.3 %	3.6 x	1.8 %
Mean		**90 %**	**$ 5,135**	**$ 5,488**	**0.96 x**	**10.4 x**	**8.3 x**	**7.7 x**	**6.9 x**	**15.9 x**	**13.8 x**	**14.0 %**	**1.1 x**	**10.8 %**	**8.8 %**	**2.6 x**	**0.5 %**
Median		**94 %**	**2,688**	**2,705**	**0.79 x**	**10.5 x**	**8.2 x**	**7.9 x**	**7.2 x**	**16.5 x**	**14.3 x**	**13.0 %**	**1.1 x**	**10.2 %**	**8.2 %**	**2.8 x**	**0.0 %**
Mass / Warehouse Club																	
Costco	$ 83.79	97 %	$ 36,678	$ 33,189	0.39 x	13.8 x	10.3 x	9.7 x	8.7 x	23.9 x	20.7 x	12.4 %	1.9 x	3.8 %	2.8 %	1.1 x	1.1 %
Target	49.99	82 %	33,753	49,153	0.72 x	9.3 x	6.6 x	6.6 x	6.6 x	11.8 x	11.6 x	14.0 %	0.8 x	10.8 %	7.8 %	2.4 x	2.4 %
Walmart	51.31	89 %	177,635	231,946	0.54 x	10.0 x	7.5 x	6.7 x	6.4 x	11.4 x	10.5 x	11.0 %	1.0 x	7.3 %	5.4 %	2.2 x	2.8 %
Mean		**89 %**	**$ 82,689**	**$ 104,763**	**0.55 x**	**11.0 x**	**8.1 x**	**7.6 x**	**7.2 x**	**15.7 x**	**14.3 x**	**12.5 %**	**1.3 x**	**7.3 %**	**5.3 %**	**1.9 x**	**2.1 %**
Median		**89 %**	**36,678**	**49,153**	**0.54 x**	**10.0 x**	**7.5 x**	**6.7 x**	**6.6 x**	**11.8 x**	**11.6 x**	**12.4 %**	**1.0 x**	**7.3 %**	**5.4 %**	**2.2 x**	**2.4 %**
High		**99 %**	**$ 177,635**	**$ 231,946**	**1.85 x**	**13.8 x**	**10.7 x**	**9.9 x**	**8.8 x**	**23.9 x**	**20.7 x**	**18.0 %**	**1.9 x**	**17.3 %**	**15.1 %**	**3.6 x**	**2.8 %**
Mean		**81 %**	**25,820**	**32,064**	**0.76 x**	**9.6 x**	**7.5 x**	**7.0 x**	**6.4 x**	**14.4 x**	**12.7 x**	**12.1 %**	**1.1 x**	**8.8 %**	**7.0 %**	**2.2 x**	**0.9 %**
Median		**91 %**	**7,953**	**7,968**	**0.75 x**	**10.3 x**	**7.9 x**	**7.6 x**	**6.9 x**	**16.3 x**	**14.2 x**	**13.0 %**	**1.1 x**	**9.9 %**	**7.6 %**	**2.5 x**	**0.6 %**
Low		**74 %**	**430**	**391**	**0.22 x**	**6.7 x**	**5.4 x**	**4.7 x**	**4.3 x**	**11.4 x**	**10.5 x**	**11.0 %**	**0.8 x**	**3.8 %**	**2.3 %**	**0.7 x**	**0.0 %**

GUGGENHEIM

Project NOBLE
Comparison of Selected Companies
________________________
Source: Company filings, Wall Street consensus estimates and FactSet as of September 28, 2011.
Note: $ in millions